PRESS RELEASE

Hambrecht Asia Acquisition Corp. Announces Change of Fiscal Year

HONG KONG, CHINA, December 10, 2009, Hambrecht Asia Acquisition Corp. (the “Company”) today announced that its Board of Directors authorized a change in the Company's fiscal year end to June 30 from December 31. The Company plans to report its financial results for the six month transition period of December 31, 2008 through June 30, 2009 on a Transition Report on Form 10-K.  After filing the Transition Report, the Company’s next fiscal year end will be June 30, 2010. Following the change of fiscal year, the Company expects that it will be considered a foreign private issuer upon the completion of its second fiscal quarter on December 31, 2009.

About Hambrecht Asia Acquisition Corp.

Hambrecht Asia Acquisition Corp. is a blank check company formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition or similar business combination, or control through contractual arrangements, having its primary operations in the People's Republic of China.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.